EXHIBIT 10.12


                                  PURE NATURE

                       ELECTRONIC ORDER FULFILLMENT QUOTE
                                     from


                                   GET A GRIP


1  Management Fee ............................ Per month:   $   295.00
     This includes: email confirmation of order and tracking information; all month-end reconciliation; reports such as profit by product, product by location, etc.; on-line inventory access which Get a Grip will update once a date; and, a weekly FLASH report of inventory.

2  Pick & Pack ............................... 1-10 sku's:  $     3.95
                                              11-15 sku's:  $     4.95
                                        16 and more sku's:  $     5.95

3  Storage ............................. Per pallet space:  $    25.00

4  Shipping ..............................................     Actual
     Because of the amount of shipping Get a
     Grip does, Get a Grip negotiates annual
     contracts with our vendors and pass the
     savings on to our clients.

5  Web (On-Line) Store .............. One-time, per store:  $ 1,900.00
     Get A Grip allows you to mirror the
     look and feel of your current website.
     This includes the initial set-up using
     our database template and your initial
     SKUs plus first changes/corrections/
     alterations.  Base site built to match
     current site.

     Custom design, animation/flash, custom
       reports, etc. .........................   Per hour:  $    75.00

6  E-Check Option ........................ Initial Set Up:  $ 1,700.00
     Monthly Fee Based on Volume .................... TBD:  $      -

7  Affiliate Option ...................... Initial Set Up:  $ 1,250.00

6  Changes/Updates to Web (On-Line) Store ...... Per item:  $    50.00
     All items to be updated, added, etc.
     will be live within 24 hours of
     receiving.  Supplied photo, text/
     description, pricing, etc.

7  Hosting & Application Application .......... Per Month:  $   225.00

8  Labor (Receiving, kitting, counting, assembly
    etc. ....................................... Per Hour:  $    30.00
     If Get a Grip purchases the products, there are NO receiving costs charged to the client.
     Receiving will be billed in 15-minute
     increments. Product will be weight verified and spot-checked for quality control.

     Return and Re-stock of items (not due to
      Get a Grip error) .................... Per instance:  $    10.00

9  Get a Grip Truck pick-up/deliver (round trip)
     ............................ Round Trip Denver/Metro:  $    60.00
         Round Trip Near-Outside Denver (Golden, Boulder):  $    80.00
                 Round Trip Outside Denver (Fort Collins):  $   115.00

10 Photocopies ............................ Black & White:  $     0.09
                                                    Color:  $     0.55

11 Call Center ................................ Per Month:  $   150.00
                      Per minute charge, above and beyond
                                    300 minutes per month:  $     0.50

These prices are based on a minimum billing for 5 orders/day (100 orders/month).

Minimum monthly billing: $1200.00, at this level: includes Management and Hosting/Application fees; pick'n'pack, Labor, and Storage.